                                                                   EXHIBIT 10.13

                                     FORM OF
                             STOCK ESCROW AGREEMENT

      STOCK ESCROW AGREEMENT, dated as of _______________ __, 2006 ("Agreement"), by and among NAVITAS INTERNATIONAL CORPORATION, a Delaware corporation ("Company"), VIVEK K. SONI, PARAG G. MEHTA, HEMANG DAVE, N.L. JAIN, S.P. KOTHARI, MICHAEL D. MARVIN, GAURAV GUPTA, SERVJEET S. BHACHU, G.N. BAJPAI, JULIO E. VEGA (collectively "Initial Stockholders") and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, a New York corporation ("Escrow Agent").

      WHEREAS, the Company has entered into an Underwriting Agreement, dated ________ __, 2006 ("Underwriting Agreement"), with FTN Midwest Securities Corp., as representative of the underwriters listed on Schedule I thereto ("Representative"), pursuant to which, among other matters, the Representative and the underwriters have agreed, severally and not jointly, to purchase 15,000,000 units ("Units") of the Company, and up to an additional 2,250,000 Units pursuant to an over-allotment option. Each Unit consists of one share of the Company's Common Stock, par value $.0001 per share, and two Warrants, each Warrant to purchase one share of Common Stock, all as more fully described in the Company's final Prospectus, dated __________ __, 2006 ("Prospectus") comprising part of the Company's Registration Statement on Form S-1 (File No. 333-130697) as filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended ("Registration Statement"), declared effective on ___________ __, 2006 ("Effective Date").

      WHEREAS, the Initial Stockholders have agreed as a condition of the Underwriters' (as such term is defined in the Underwriting Agreement) obligation to purchase the Units, to deposit all of their shares of Common Stock of the Company, as set forth opposite their respective names in Exhibit A attached hereto (collectively "Escrow Shares"), in escrow as hereinafter provided.

      WHEREAS, the Company and the Initial Stockholders desire that the Escrow Agent accept the Escrow Shares, in escrow, to be held and disbursed as hereinafter provided.

      IT IS AGREED:

      1. Appointment of Escrow Agent. The Company and the Initial Stockholders hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

      2. Deposit of Escrow Shares. On or before the Effective Date, each of the Initial Stockholders shall deliver to the Escrow Agent certificates representing his respective Escrow Shares, to be held and disbursed subject to the terms and conditions of this Agreement. Each Initial Stockholder acknowledges that the certificate representing his Escrow Shares is legended to reflect the deposit of such Escrow Shares under this Agreement.

      3. Disbursement of the Escrow Shares. The Escrow Agent shall hold the Escrow Shares until the completion of a business combination as more fully described in the Prospectus (the "Business Combination"), whereby one-quarter of the Escrow Shares of each Initial Stockholder will be released from escrow six months after the completion of the Business Combination and one quarter of such Escrow Shares will be released every six months thereafter, so that the final one-quarter of the Escrow Shares of each Initial Stockholder will be released upon the second anniversary of the completion of the Business Combination (the "Escrow Period"). On each such date, the Escrow Agent shall, upon written instructions from each Initial Stockholder, disburse each of the Initial Stockholder's Escrow Shares to such Initial Stockholder; provided, however, that in the event that the Closing Time (as defined in the Underwriting Agreement) does not occur, then the Escrow Agent shall promptly release the Escrow Shares to the Initial Stockholders; provided further, however, that if the Escrow Agent is notified by the Company pursuant to Section 6.7 hereof that the Company is being liquidated at any time during the Escrow Period, then the Escrow Agent shall promptly destroy the certificates representing the Escrow Shares; provided further, however, that if, after the Company consummates a Business Combination and the Company or the surviving entity of such Business Combination subsequently consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the stockholders of the Company or such entity having the right to exchange their shares of Common Stock for cash, securities or other property, then the Escrow Agent will, upon receipt of a certificate, executed by the Chief Executive Officer or Vice-President, Finance of the Company, in form reasonably acceptable to the Escrow Agent, that such transaction is then being consummated, release the Escrow Shares to the Initial Stockholders upon consummation of the transaction so that they can similarly participate. The Escrow Agent shall have no further duties hereunder after the disbursement or destruction of the Escrow Shares in accordance with this Section 3.

      4. Rights of Initial Stockholders in Escrow Shares.

            4.1. Voting Rights as a Stockholder. Subject to the terms of the Insider Letter described in Section 4.4 hereof and except as herein provided, the Initial Stockholders shall retain all of their rights as stockholders of the Company during the Escrow Period, including, without limitation, the right to vote such shares.

            4.2. Dividends and Other Distributions in Respect of the Escrow Shares. During the Escrow Period, all dividends payable in cash with respect to the Escrow Shares shall be paid to the Initial Stockholders, but all dividends payable in stock or other non-cash property ("Non-Cash Dividends") shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term "Escrow Shares" shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

            4.3. Restrictions on Transfer. During the Escrow Period, no sale, transfer or other disposition may be made of any or all of the Escrow Shares except (i) by gift to a member of Initial Stockholder's immediate family or to a trust, the beneficiary of which is an Initial Stockholder or a member of an Initial Stockholder's immediate family, (ii) by virtue of the laws of descent and distribution upon death of any Initial Stockholder, or (iii) pursuant to a qualified domestic relations order; provided, however, that such permissive transfers may be implemented only upon the respective transferee's written agreement to be bound by the terms and conditions of this Agreement and of the Insider Letter signed by the Initial Stockholder transferring the Escrow Shares. During the Escrow Period, the Initial Stockholders shall not pledge or grant a security interest in the Escrow Shares or grant a security interest in their rights under this Agreement.

            4.4. Insider Letters. Each of the Initial Stockholders has executed a letter agreement with the Company dated as indicated on Exhibit A hereto, and which is filed as an exhibit to the Registration Statement ("Insider Letter"), respecting the rights and obligations of such Initial Stockholder in certain events, including but not limited to the liquidation of the Company.


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
      5. Concerning the Escrow Agent.

            5.1. Good Faith Reliance. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

            5.2. Indemnification. The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Shares held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Shares or it may deposit the Escrow Shares with the clerk of any appropriate court or it may retain the Escrow Shares pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Shares are to be disbursed and delivered. The provisions of Sections 5.2 and 5.7 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

            5.3. Compensation. The Escrow Agent shall be entitled to reasonable compensation from the Company for all services rendered by it hereunder.

            5.4. Further Assurances. From time to time on and after the date hereof, the Company and the Initial Stockholders shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

            5.5. Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by the Company upon consent by the Representative with such consent not to be unreasonably withheld, the Escrow Shares held hereunder. If no new escrow agent is so appointed within the sixty (60) day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Shares with any court it reasonably deems appropriate.

            5.6. Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the Company and a majority of the Initial Stockholders, jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 5.5.

            5.7. Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

            5.8. Trust Fund Waiver. The Escrow Agent has no right, title, interest, or claim of any kind ("Claim") in or to any monies in the Trust Account (as defined in that certain Investment Management Trust Agreement, dated as of the date hereof, by and between the Company and Continental Stock Transfer & Trust Company, as trustee of the Trust Account), and hereby waives any Claim it may have in the future in or to any monies in the Trust Account, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

      6. Miscellaneous.

            6.1. Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York (each, a "New York Court"), and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Each of N.L. Jain and G.N. Bajpai (the "Non-U.S. Stockholders") has appointed Servjeet S. Bhachu, in his capacity as General Counsel and Vice President of the Company, as their authorized agent (the "Authorized Agent") upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court. Such appointment shall be irrevocable. The Company and the Non-U.S. Stockholders represent and warrant that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the respective Non-U.S. Stockholder.

            6.2. Amendment. Each of the Initial Stockholders hereby acknowledges that this Agreement may not be amended, changed, waived, altered or modified without the prior written consent of the Representative, which consent shall not be unreasonably withheld.

            6.3. Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to be charged.

            6.4. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

            6.5. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

            6.6. Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally, by private national courier service, or be mailed, certified or registered mail, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or, if sent by private national courier service, on the next business day after delivery to the courier, or if mailed, two business days after the date of mailing, as follows:

            If to the Company, to

                Navitas International Corporation
                4 Dublin Circle
                Burlington, MA  01803
                Attn:  Servjeet S. Bhachu, General Counsel

            If to an Initial Stockholder, to his address set forth in Exhibit A.

            and if to the Escrow Agent, to:

                Continental Stock Transfer & Trust Company
                17 Battery Place
                New York, NY  10004
                Attn:  Chairman

            A copy of any notice sent hereunder shall be sent to:

                Bingham McCutchen LLP
                150 Federal Street
                Boston, MA  02110
                Attn:  Julio E. Vega, Esq.

            and:

                FTN Midwest Securities Corp.
                350 Madison Avenue
                New York, NY  10036
                Attn:  Corporate Syndicate Department

            and:

                Kelley Drye & Warren LLP
                Two Stamford Plaza
                281 Tresser Boulevard
                Stamford, CT  06901
                Attn:  Randi-Jean G. Hedin, Esq.

            The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

            6.7. Liquidation of Company. The Company shall give the Escrow Agent written notification of the liquidation and dissolution of the Company in the event that the Company fails to consummate a Business Combination within the time period(s) specified in the Prospectus.

                  [Remainder of Page Intentionally Left Blank]

WITNESS the execution of this Stock Escrow Agreement as of the date first above written:

                               NAVITAS INTERNATIONAL CORPORATION

                               By:
                                    --------------------------------------------
                                      Parag G. Mehta
                                      President and Chief Executive Officer


                               CONTINENTAL STOCK TRANSFER & TRUST
                               COMPANY

                               By:
                                    --------------------------------------------
                                      Name:
                                      Title:





                               INITIAL STOCKHOLDERS:

                               -------------------------------------------------
                               Vivek K. Soni


                               -------------------------------------------------
                               Parag G. Mehta


                               -------------------------------------------------
                               Hemang Dave


                               -------------------------------------------------
                               N.L. Jain


                               -------------------------------------------------
                               S.P. Kothari

                               -------------------------------------------------
                               Michael D. Marvin


                               -------------------------------------------------
                               Gaurav Gupta


                               -------------------------------------------------
                               Servjeet S. Bhachu


                               -------------------------------------------------
                               G.N. Bajpai


                               -------------------------------------------------
                               Julio E. Vega

                                                                       EXHIBIT A

NAME & ADDRESS OF                           STOCK CERTIFICATE    DATE OF INSIDER
INITIAL STOCKHOLDER    NUMBER OF SHARES         NUMBER                LETTER
Vivek K. Soni              906,249                             __________, 2006
One Charing Cross
Lynnfield, MA 01940

Parag G. Mehta             906,249                             __________, 2006
4 Dublin Circle
Burlington, MA 01803

Hemang Dave                187,500                             __________, 2006
52 Waltham Street
Lexington, MA 02421

N.L. Jain                  187,500                             __________, 2006
4 Dublin Circle
Burlington, MA 01803

S.P. Kothari               187,500                             __________, 2006
11 Walnut Street
Lexington, MA 02421

Michael D. Marvin          187,500                             __________, 2006
Chairman Emeritus
c/o MapInfo Corp.
One Global View
Troy, NY 12180

Gaurav Gupta               453,125                             __________, 2006
16 Ernst Road, Apt. 3
Arlington, MA 02474

Servjeet S. Bhachu         453,125                             __________, 2006
4 Regent Road
Belmont, MA 02478

G.N. Bajpai                187,500                             __________, 2006
4 Dublin Circle
Burlington, MA 01803

Julio E. Vega               93,750                             __________, 2006
150 Federal Street
Boston, MA 02110

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